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EXHIBIT 10

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     This Second Amendment to Credit Agreement (this "Amendment") is entered into as of August 12 , 1996, between Bank of America National Trust and
                ------------
     Savings Association ("Bank") and K-Swiss, Inc. ("Borrower"), with reference to the following:

                                    Recitals
                                    --------

          A. Bank and Borrower are parties to that certain Credit Agreement dated as of March 25, 1994, as modified by an amendment dated as of June 29, 1995 (as amended, the "Credit Agreement").

          B. Bank and Borrower now desire to further amend the Credit Agreement on the terms and conditions set forth below.

                                   Agreement
                                   ---------

          NOW, THEREFORE, the parties hereto agree as follows:

          1.       Definitions.  Capitalized terms not otherwise
                   -----------
                   defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

          2.       Amendments.  The Credit Agreement shall be
                   ----------
                   amended as follows:

               (a) In the definition of "Availability Period" in Paragraph 1.1, the date "May 1, 1997" is amended to read "July 1, 1998."

               (b)   In the definition of "Credit Limit" in
                     Paragraph 1.1, the amount "Fifty Million Dollars ($50,000,000)" is amended to read "Thirty Million Dollars ($30,000,000)".

               (c)   Subparagraph 2.4(d) is amended in full to read as follows:

                     "(d) Borrower shall pay Bank negotiation fees of the greater of one quarter percent(0.25%) of the amount of each drawing or Ninety Dollars ($90), and other fees at the times and in the amounts Bank advises Borrower from time to time as being generally applicable to commercial letters of credit issued by Bank, including without limitation amendment, discrepancy, and cancellation fees."

               (d)   Paragraph 3.1 is amended in full to read as follows:

                     "3.1  Unused Commitment Fee (Advances).
                          --------------------------------

                     Intentionally omitted;"

               (e)   Paragraph 8.6 is amended in full to read as follows:

                           "8.6 Effective Tangible Net Worth. Maintain at
                           ---------------------------------
                     all times on a consolidated basis effective Tangible Net Worth plus Subordinated Debt of at least Sixty Seven Million Two Hundred Thirty Four Thousand Dollars ($67,234,000) plus the sum of seventy-five percent (75%) of net income after income taxes (without subtracting losses) earned in each fiscal year commencing after December 31, 1995;

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               (f)   Paragraph 8.9 is amended to add the following sentence:

                           "For purposes of the foregoing calculation, the total
                     of all advances outstanding at any one time under the Revolving Facility shall be a current liability."

               (g)   Paragraph 8.10 is amended in full to read as follows:

                           "8.10 Maximum Debt Requirement. Repay any advances in
                                 ------------------------
                     full, and not to draw any additional advances on the Revolving Facility, for a period of at least thirty (30) consecutive calendar days during the period from the date of this Agreement through July 1, 1997, and during each subsequent twelve-month period during the Availability Period. For purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit;"

               (h)         Except as hereby amended, all of the terms and
                     conditions of the Credit Agreement shall remain in full force and effect.

          3.       Representations and Warranties.  Borrower represents and
                   ------------------------------
                   warrants to Bank that: (a) no Event of Default has occurred and is continuing under the Credit Agreement, (b) the representations and warranties in the Credit Agreement are true as of the date of this Amendment, (c) this Amendment is within Borrower's powers, has been duly authorized, and does not conflict with Borrower's organizational papers,and (d) this Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound.




     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


         BANK OF AMERICA NATIONAL TRUST       K-SWISS, INC.
         AND SAVINGS ASSOCIATION


         By:  /s/  Richard J. Pankow          By: /s/ George Powlick
            --------------------------           ---------------------
              Richard J. Pankow                    George Powlick
              Vice President                       Vice President



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